Exhibit 10.1

Agreement of Investment

Whereas AnPac Bio-Medical Science (Shanghai) Co., Ltd. (Party A, hereinafter referred to as “Anpac Shanghai”, the registered address: No., 860, Fuping Road, Putuo District, Shanghai) is a subsidiary of the parent company called Anpac Bio-Medical Science Co., Ltd. (stock code: ANPC, hereinafter referred to as “ANPC parent company”), with devotion in the development and industrialization of the bio-medical technology. The Cancer Differentiation Analysis technology (abbreviated as CDA), an early tumor detection technology originally invented by Party A and validated to be cost-effective by the preclinical retrospective control study on hundreds of thousands of cases in combination with cancer detection on health people, is a bit superior to the current traditional technology in terms of the scope, sensitivity and specificity of cancer detection. By stepping up business expansion for its cancer detection products on the market of health management and detection in both China and USA, AnPac is instilling more energy in spurring research, development and marketing of new products in two countries mentioned above.

Whereas Hunan Weitou Technology Co., Ltd. (Party B, an investor with abundance of resources and experience in an array of fields, including full understandings of investment risks on the American stock market) is determined to allocate investment into Party A for the purpose of the strategic investment partnership with AnPac after both Party A’s state-of-the-art technology and the trend of development are recognized by Party B.

Whereas Anpac Bio-Medical Science Co., Ltd. (“the guarantor”) is Party A’s NASDAQ-listed parent company based in the foreign country.

Now therefore, Party A and Party B have agreed upon as follows through the amicable negotiation:

1. Party B will allot the private investment at US$ 3000000.00 (USD three million) to ANPC parent company which will distribute seven million two hundred and fifty thousand shares (7.25 million shares) of its stocks to Party B as the consideration.

2. Party B will remit the amount of private investment at US$ 3000000.00 (USD three million) to the bank account of ANPC parent company after Party A replaces its CEO/Chairman of the BOD and one director with the counterparts from ANPC parent company as requested by Party B. Upon receiving of all investment amounts, ANPC parent company will provide assistance to Party B in seasoned equity offering of seven million two hundred and fifty thousand shares (7.25 million shares) of its stocks.

3. Both Party A and Party B agree that Party B will provide ANPC parent company with the fund of US$ 3000000.00 (USD three million) every six months within thirty months from the receiving date of the first investment amount (“start date”), no later than the first month in the interval of six months from the start date. Where private investment is adopted for financing, the private equity price shall be calculated at 90% of the closing price on the date that the private investment agreement is signed. Other manners of investment shall be determined by the market situation or through the negotiation between Party A and Party B.

4. The funds that are financed or invested by Party B may be financed or invested by way of private placement, F1, F3 or purchase of Party A’s products.

5. Party A makes the commitment that it, prior to the effective date of the contract, has obtained the consent of the approval authority as specified in the Memorandum of Association of the company.

6. Party B will appoint persons as the chairman of the BOD\CEO and two directors at ANPC parent company (BVI company). Party B, as well as board members appointed by Party B at ANPC parent company (BVI company), may not engage in business operation and management of the listed company. In addition to persons mentioned above, Chris Chang Yu, Party A’s former chairman of the BOD, will continue to take charge of all affairs relating to business operation and management (except capital market) of the listed company; other senior executives than the CEO\directors at ANPC parent company (BVI company) will be appointed and dismissed by the former chairman of the BOD who will assume responsibilities for the daily business operation and management of the company, while current managerial teams continue to address affairs pertaining business operation and management of the listed company including the branch, subsidiary, joint venture and company in USA.

7. The new board of directors will give respect and support to all regulations and rules made by the current company, endorsing all signed agreements and reorganization, merger and/or acquisition under way (subject to previous public notification). The former chairman of the BOD of the company will take charge of ESOP implementation for the management and employees. The year 2022 and 2023 will witness 1.7 million shares in ESOP pool of the management and teams. In the term of the cooperation relationship with Party B, the stocks in the stock pool are available for transfer in the pool, but may not be sold on the secondary market. In the event of failure to do so, Party B may discontinue the performance of the Agreement, and request Party A for returning Party B’s investment with payment of liquidated damages at 30% thereof.

8. The refunds, liquidated damages and penalties made by Party A in any manner shall be limited to the direct investment (private placement, or purchase of Party A’s products) that is made by Party B, with no relation to financing amounts that involve Party B in any manner.

9. Ruoou Ying is appointed as the contact person for Party A’s fulfillment of the Agreement. The designated mailing address is: No. 860, Fuping Road, Shanghai. The designated contact phone number is: 18217058921.

10. Whether orally or in writing, any notification or correspondence sent by Party B according to the contact information designated by Party A shall take legal effect on the date of delivery. Where Party A desires to change the contact information, it shall send the written notification to Party B for approval in advance.

11. Given that juristic service like judicial service is based on the receiving address confirmed by Party A in the Agreement, the designated contact address and phone number as confirmed in the Agreement shall also be used as the confirmed address for Party A’s litigation.

12. Both Party A and Party B shall rigidly keep the context of the Agreement as confidential information which may not be released or presented to a third party other than contractual parties, except when it is to be disclosed in accordance with administrative regulations and judicial requirements regarding securities trading.

13. Any trading and investment referred to in the Agreement have been approved by the board of directors of Party A through all required processed specified in the Memorandum of Association of the company. Party A makes the commitment and warranty that in the event of the contract invalidation caused by Party A’s failure in performance of processes, it will take all liabilities for indemnification, unconditionally refund Party B’s investment for this contract, and pay liquidated damages at 10% thereof. ANPC parent company assumes the responsibility for joint guarantee in connection with responsibilities, indemnification obligations, and appropriate breach liabilities that shall be taken by Party A under the Agreement. Party A’s warranty shall be valid for two years from the date on which Party A shall perform obligations.

14. Those matters that are unmentioned in the Agreement could be clearly specified in a written supplementary agreement entered into by and between the two parties through the negotiation. Where the negotiation fails, both parties agree to file a lawsuit to the people’s court with the jurisdiction in the locality where Party B is sited.

15. The Agreement is in quadruplicate, each two of which are respectively held by Party A and Party B with equal legal effects.

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Signature Page:

For

Party A:

Date: April 4, 2022

For

Party B:

Date: April 4, 2022

For

Guarantor:

Date: April 4, 2022